S&T Earnings Release -1

CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia Street Indiana, PA 15701 mark.kochvar@stbank.com www.stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces First Quarter 2019 Results

Indiana, Pa. - April 18, 2019 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Central Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York, announced its first quarter 2019 earnings. First quarter net income was $22.9 million, or $0.66 diluted earnings per share (EPS), compared to fourth quarter of 2018 net income of $26.9 million, or $0.77 diluted EPS, and first quarter of 2018 net income of $26.2 million, or $0.75 diluted EPS.

First Quarter of 2019 Highlights:

•	Return on average assets (ROA) was 1.29%, return on average equity (ROE) was 9.84% and return on average tangible equity (ROTE) (non-GAAP) was 14.27%.

•	Net interest margin (FTE) (non-GAAP) increased 6 basis points to 3.71% and net interest income increased $0.5 million to $60.3 million compared to the fourth quarter of 2018.

•	Average loan balances increased $75.3 million compared to the fourth quarter of 2018.

•	Deposits increased $159.5 million, or 11.4% annualized, compared to the fourth quarter of 2018.

•	S&T's Board of Directors declared a $0.27 per share dividend, which is an increase of 8% compared to a $0.25 dividend in the same period last year.

•	Recognized as a World’s Best Bank by Forbes receiving the #3 ranking in the United States out of 60 institutions.

“Relationship banking has been the foundation of our business for over 115 years and we are thrilled that our customers recognized us through the Forbes World’s Best Bank award,” said Todd Brice, chief executive officer of S&T. “We are pleased with our deposit growth and new customer acquisition during the quarter. While our performance did not meet our expectations this quarter, we are encouraged by the level of new business activity across our markets which will support future growth."

Net Interest Income

Net interest income increased $0.5 million to $60.3 million for the first quarter of 2019 compared to $59.8 million for the fourth quarter of 2018. Net interest margin on a fully taxable equivalent basis (FTE) (non-GAAP) increased 6 basis points to 3.71% from 3.65% in the fourth quarter of 2018. Higher interest adjustments and prepayment fees increased the net interest margin by 4 basis points compared to the fourth quarter of 2018. Average loan balances increased $75.3 million compared to the fourth quarter of 2018. Loan rates increased 16 basis points to 5.06% compared to 4.90% in the prior quarter and total interest-bearing liabilities increased 14 basis points to 1.55% compared to 1.41%.

- more -

S&T Earnings Release -2

Asset Quality

Net loan charge-offs increased $2.9 million to $5.2 million compared to $2.3 million in the fourth quarter of 2018. Net loan charge-offs were significantly impacted by two commercial and industrial borrowers that resulted in charge-offs of $5.1 million during the first quarter of 2019. The provision for loan losses increased $2.9 million to $5.6 million compared to $2.7 million in the fourth quarter of 2018 mainly due to higher charge-offs. The allowance for loan losses to total portfolio loans was 1.03% at both March 31, 2019 and December 31, 2018. Total nonperforming loans were $48.0 million, or 0.81% of total loans, at March 31, 2019 compared to $46.1 million, or 0.77% of total loans at December 31, 2018. The increase in nonperforming loans was primarily due to a new $5.3 million commercial real estate nonperforming loan in the first quarter of 2019.

Noninterest Income and Expense

The volatility in the stock market in the fourth quarter of 2018 and the first quarter of 2019 have had a significant impact on our noninterest income and noninterest expense. A mark-to-market adjustment for a deferred compensation plan is reported in both other income and salary and employee benefits expense resulting in no impact to net income. The adjustment added $0.6 million to both other income and salary and employee benefits expense in the first quarter of 2019 compared to a subtraction of $0.8 million in the fourth quarter of 2018, resulting in a net increase of $1.4 million in both total noninterest income and noninterest expense.

Noninterest income increased $0.3 million to $11.4 million compared to $11.1 million for the fourth quarter of 2018. The increase was mainly due to an increase in other income of $0.8 million primarily related to the deferred compensation mark-to-market adjustment noted above offset by a decrease in commercial loan swap fees of $0.3 million compared to the fourth quarter of 2018. Noninterest income was also impacted negatively by fewer days in the first quarter of 2019 compared to the fourth quarter of 2018 and seasonality in debit and credit card fees. Wealth management income decreased $0.3 million due to lower financial services activity and declines in the stock market compared to the fourth quarter of 2018.

Noninterest expense increased $2.5 million to $38.9 million compared to $36.4 million in the fourth quarter of 2018. The increase was mainly due to an increase in salaries and employee benefits of $2.0 million compared to the fourth quarter of 2018. In addition to the $1.4 million deferred compensation increase noted above, salaries and employee benefits increased due to higher incentive costs and seasonally higher payroll taxes. Net occupancy increased $0.3 million due to seasonally higher branch maintenance costs and a new location.

Financial Condition

Total assets were $7.2 billion at March 31, 2019 compared to $7.3 billion at December 31, 2018. Total portfolio loans decreased $11.2 million compared to December 31, 2018 with a decline of $12.2 million in commercial loans. Deposits increased $159.5 million, or 11.4% annualized, to $5.8 billion at March 31, 2019 compared to $5.7 billion at December 31, 2018. Money market accounts increased $218.9 million partially due to successful marketing campaigns in targeted markets during the quarter. All capital ratios remain above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T declared a $0.27 per share cash dividend at its regular meeting held April 15, 2019. This dividend is an 8% increase compared to a $0.25 dividend in the same period last year. The dividend is payable May 16, 2019 to shareholders of record on May 2, 2019.

- more -

S&T Earnings Release -3

Conference Call

S&T will host its first quarter 2019 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, April 18, 2019. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “1st Quarter 2019 Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until April 25, 2019, by dialing 1.877.481.4010; the Conference ID # is 45705.

About S&T Bancorp, Inc. and S&T Bank

S&T Bancorp, Inc. is a $7.2 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was recently named by Forbes as a 2019 World's Best Bank and a 2018 Best-in-State Bank. Established in 1902, S&T Bank operates in five markets including Western Pennsylvania, Central Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. For more information visit stbancorp.com, stbank.com, and follow us on Facebook, Instagram, and  LinkedIn.

This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate” ,“estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses, cyber-security concerns; rapid technological developments and changes; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; general economic or business conditions; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	4
Consolidated Selected Financial Data
Unaudited

	2019	2018	2018
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$73,392	$71,515	$63,055
Investment securities:
Taxable	3,790	3,746	3,429
Tax-exempt	844	845	874
Dividends	564	483	671
Total Interest and Dividend Income	78,590	76,589	68,029

INTEREST EXPENSE
Deposits	14,981	12,973	7,846
Borrowings and junior subordinated debt securities	3,253	3,774	3,251
Total Interest Expense	18,234	16,747	11,097

NET INTEREST INCOME	60,356	59,842	56,932
Provision for loan losses	5,649	2,716	2,472
Net Interest Income After Provision for Loan Losses	54,707	57,126	54,460

NONINTEREST INCOME
Net gain on sale of securities	—	—	—
Service charges on deposit accounts	3,153	3,071	3,241
Debit and credit card	2,974	3,192	3,037
Wealth management	2,048	2,302	2,682
Mortgage banking	494	630	602
Gain on sale of a majority interest of insurance business	—	—	1,873
Other	2,693	1,900	2,357
Total Noninterest Income	11,362	11,095	13,792

NONINTEREST EXPENSE
Salaries and employee benefits	20,910	18,913	18,815
Data processing and information technology	3,233	3,024	2,325
Net occupancy	3,036	2,697	2,873
Furniture, equipment and software	2,230	1,988	1,957
Other taxes	1,185	1,255	1,848
Professional services and legal	1,184	1,011	1,051
Marketing	1,141	1,276	702
FDIC insurance	516	645	1,108
Other	5,484	5,606	5,403
Total Noninterest Expense	38,919	36,415	36,082

Income Before Taxes	27,150	31,806	32,170
Provision for income taxes	4,222	4,952	6,007

Net Income	$22,928	$26,854	$26,163

Per Share Data
Shares outstanding at end of period	34,330.136	34,683,874	35,000,502
Average shares outstanding - diluted	34,542,811	34,867,171	34,999,165
Diluted earnings per share	$0.66	$0.77	$0.75
Dividends declared per share	$0.27	$0.27	$0.22
Dividend yield (annualized)	2.73%	2.85%	2.20%
Dividends paid to net income	40.64%	35.09%	29.31%
Book value	$27.47	$26.98	$25.58
Tangible book value (1)	$19.04	$18.63	$17.30
Market value	$39.53	$37.84	$39.94

Profitability Ratios (annualized)
Return on average assets	1.29%	1.50%	1.51%
Return on average shareholders' equity	9.84%	11.50%	11.92%
Return on average tangible shareholders' equity (2)	14.27%	16.82%	17.83%
Efficiency ratio (FTE) (3)	53.55%	50.64%	50.35%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	5
Consolidated Selected Financial Data
Unaudited

	2019	2018	2018
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$116,820	$155,489	$112,849
Securities, at fair value	680,420	684,872	687,650
Loans held for sale	2,706	2,371	3,283
Commercial loans:
Commercial real estate	2,901,625	2,921,832	2,760,891
Commercial and industrial	1,513,007	1,493,416	1,406,950
Commercial construction	245,658	257,197	324,141
Total Commercial Loans	4,660,290	4,672,445	4,491,982
Consumer loans:
Residential mortgage	729,914	726,679	692,385
Home equity	463,566	471,562	474,850
Installment and other consumer	70,960	67,546	66,890
Consumer construction	10,722	8,416	4,506
Total Consumer Loans	1,275,162	1,274,203	1,238,631
Total Portfolio Loans	5,935,452	5,946,648	5,730,613
Allowance for loan losses	(61,409)	(60,996)	(59,046)
Total Portfolio Loans, Net	5,874,043	5,885,652	5,671,567
Federal Home Loan Bank and other restricted stock, at cost	19,959	29,435	29,769
Goodwill	287,446	287,446	287,446
Other assets	247,868	206,956	212,765
Total Assets	$7,229,262	$7,252,221	$7,005,329

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,423,436	$1,421,156	$1,368,350
Interest-bearing demand	541,053	573,693	560,711
Money market	1,700,964	1,482,065	1,239,400
Savings	767,175	784,970	876,459
Certificates of deposit	1,400,773	1,412,038	1,342,174
Total Deposits	5,833,401	5,673,922	5,387,094

Borrowings:
Securities sold under repurchase agreements	23,427	18,383	44,617
Short-term borrowings	235,000	470,000	525,000
Long-term borrowings	70,418	70,314	46,684
Junior subordinated debt securities	45,619	45,619	45,619
Total Borrowings	374,464	604,316	661,920
Other liabilities	78,241	38,222	60,908
Total Liabilities	6,286,106	6,316,460	6,109,922

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	943,156	935,761	895,407
Total Liabilities and Shareholders' Equity	$7,229,262	$7,252,221	$7,005,329

Capitalization Ratios
Shareholders' equity / assets	13.05%	12.90%	12.78%
Tangible common equity / tangible assets (4)	9.42%	9.28%	9.02%
Tier 1 leverage ratio	9.96%	10.05%	9.72%
Common equity tier 1 capital	11.35%	11.38%	11.02%
Risk-based capital - tier 1	11.69%	11.72%	11.36%
Risk-based capital - total	13.19%	13.21%	12.85%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	6
Consolidated Selected Financial Data
Unaudited

	2019		2018		2018
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$53,588	2.63%	$56,790	2.03%	$56,008	1.65%
Securities, at fair value	680,517	2.68%	678,832	2.70%	686,912	2.53%
Loans held for sale	894	4.07%	1,022	4.05%	1,949	5.65%
Commercial real estate	2,905,272	5.02%	2,869,532	4.91%	2,690,990	4.57%
Commercial and industrial	1,508,658	5.20%	1,469,534	4.94%	1,431,588	4.41%
Commercial construction	249,997	5.37%	266,922	4.91%	375,129	4.51%
Total Commercial Loans	4,663,927	5.10%	4,605,988	4.92%	4,497,707	4.51%
Residential mortgage	722,554	4.38%	705,082	4.36%	694,303	4.19%
Home equity	467,739	5.44%	471,830	5.15%	481,053	4.47%
Installment and other consumer	69,099	7.17%	67,444	7.00%	66,861	6.69%
Consumer construction	9,466	6.19%	7,077	5.29%	3,810	4.69%
Total Consumer Loans	1,268,858	4.93%	1,251,433	4.80%	1,246,027	4.43%
Total Portfolio Loans	5,932,785	5.06%	5,857,421	4.90%	5,743,734	4.50%
Total Loans	5,933,679	5.06%	5,858,443	4.90%	5,745,683	4.50%
Federal Home Loan Bank and other restricted stock	24,471	8.49%	28,025	6.27%	31,216	8.05%
Total Interest-earning Assets	6,692,255	4.81%	6,622,090	4.65%	6,519,819	4.28%
Noninterest-earning assets	518,500		499,254		488,808
Total Assets	$7,210,755		$7,121,344		$7,008,627

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$545,695	0.41%	$568,735	0.39%	$575,377	0.26%
Money market	1,568,417	1.89%	1,418,220	1.69%	1,194,053	1.10%
Savings	770,587	0.25%	798,734	0.24%	874,318	0.20%
Certificates of deposit	1,434,511	1.88%	1,354,538	1.72%	1,355,617	1.14%
Total interest-bearing Deposits	4,319,210	1.41%	4,140,227	1.24%	3,999,365	0.80%
Securities sold under repurchase agreements	23,170	0.52%	45,101	0.62%	47,774	0.39%
Short-term borrowings	319,389	2.72%	433,642	2.54%	596,014	1.71%
Long-term borrowings	70,196	2.84%	52,949	2.75%	46,938	1.99%
Junior subordinated debt securities	45,619	5.21%	45,619	4.86%	45,619	4.14%
Total Borrowings	458,374	2.88%	577,311	2.59%	736,345	1.79%
Total interest-bearing Liabilities	4,777,584	1.55%	4,717,538	1.41%	4,735,710	0.95%
Noninterest-bearing liabilities	1,488,057		1,477,024		1,383,109
Shareholders' equity	945,114		926,782		889,808
Total Liabilities and Shareholders' Equity	$7,210,755		$7,121,344		$7,008,627

Net Interest Margin (5)		3.71%		3.65%		3.59%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	7
Consolidated Selected Financial Data
Unaudited

	2019		2018		2018
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$29,109	1.00%	$12,052	0.41%	$3,952	0.14%
Commercial and industrial	6,810	0.45%	8,960	0.60%	4,617	0.33%
Commercial construction	1,226	0.50%	14,193	5.52%	1,873	0.58%
Total Nonperforming Commercial Loans	37,145	0.80%	35,205	0.75%	10,442	0.23%
Consumer loans:
Residential mortgage	6,630	0.91%	7,128	0.98%	6,715	0.97%
Home equity	4,146	0.89%	3,698	0.78%	4,109	0.87%
Installment and other consumer	29	0.04%	42	0.06%	69	0.10%
Total Nonperforming Consumer Loans	10,805	0.85%	10,868	0.85%	10,893	0.88%
Total Nonperforming Loans	$47,950	0.81%	$46,073	0.77%	$21,335	0.37%

	2019	2018	2018
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs/(Recoveries)
Charge-offs	$6,023	$3,279	$1,444
Recoveries	(788)	(1,002)	(1,628)
Net Loan Charge-offs/(Recoveries)	$5,235	$2,277	($184)

Net Loan Charge-offs/(Recoveries)
Commercial loans:
Commercial real estate	($121)	($17)	($48)
Commercial and industrial	5,059	(567)	712
Commercial construction	(1)	2,308	(1,129)
Total Commercial Loan Charge-offs/(Recoveries)	4,937	1,724	(465)
Consumer loans:
Residential mortgage	115	191	53
Home equity	(19)	133	(123)
Installment and other consumer	284	297	359
Consumer construction	(82)	(68)	(8)
Total Consumer Loan Charge-offs	298	553	281
Total Net Loan Charge-offs/(Recoveries)	$5,235	$2,277	($184)

	2019	2018	2018
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$47,950	$46,073	$21,335
OREO	2,828	3,092	2,920
Nonperforming assets	50,778	49,165	24,255
Troubled debt restructurings (nonaccruing)	7,873	11,088	8,560
Troubled debt restructurings (accruing)	23,002	16,786	20,035
Total troubled debt restructurings	30,875	27,874	28,595
Nonperforming loans / loans	0.81%	0.77%	0.37%
Nonperforming assets / loans plus OREO	0.85%	0.83%	0.42%
Allowance for loan losses / total portfolio loans	1.03%	1.03%	1.03%
Allowance for loan losses / nonperforming loans	128%	132%	277%
Net loan charge-offs (recoveries)	$5,235	$2,277	($184)
Net loan charge-offs (recoveries)(annualized) / average loans	0.36%	0.15%	(0.01)%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	8
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2019	2018	2018
	First	Fourth	First
	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$943,156	$935,761	$895,407
Less: goodwill and other intangible assets	(289,864)	(290,047)	(290,572)
Tax effect of other intangible assets	508	546	656
Tangible common equity (non-GAAP)	$653,800	$646,260	$605,491
Common shares outstanding	34,330	34,684	35,001
Tangible book value (non-GAAP)	$19.04	$18.63	$17.30

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$92,987	$106,540	$106,105
Plus: amortization of intangibles (annualized)	739	811	1,037
Tax effect of amortization of intangibles (annualized)	(155)	(170)	(218)
Net income before amortization of intangibles (annualized)	$93,571	$107,181	$106,924

Average total shareholders' equity	$945,114	$926,782	$889,808
Less: average goodwill and other intangible assets	(289,954)	(290,045)	(290,754)
Tax effect of average goodwill and other intangible assets	527	546	685
Average tangible equity (non-GAAP)	$655,687	$637,283	$599,739
Return on average tangible shareholders' equity (non-GAAP)	14.27%	16.82%	17.83%

(3) Efficiency Ratio (non-GAAP)
Noninterest expense	$38,919	$36,415	$36,082

Net interest income per consolidated statements of net income	$60,356	$59,842	$56,932
Less: net (gains) losses on sale of securities	—	—	—
Plus: taxable equivalent adjustment	961	974	940
Net interest income (FTE) (non-GAAP)	61,317	60,816	57,872
Noninterest income	11,362	11,095	13,792
Net interest income (FTE) (non-GAAP) plus noninterest income	$72,679	$71,911	$71,664
Efficiency ratio (non-GAAP)	53.55%	50.64%	50.35%

(4) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$943,156	$935,761	$895,407
Less: goodwill and other intangible assets	(289,864)	(290,047)	(290,572)
Tax effect of goodwill and other intangible assets	508	546	656
Tangible common equity (non-GAAP)	$653,800	$646,260	$605,491

Total assets	$7,229,262	$7,252,221	$7,005,329
Less: goodwill and other intangible assets	(289,864)	(290,047)	(290,572)
Tax effect of goodwill and other intangible assets	508	546	656
Tangible assets (non-GAAP)	$6,939,906	$6,962,720	$6,715,413
Tangible common equity to tangible assets (non-GAAP)	9.42%	9.28%	9.02%

(5) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$78,590	$76,589	$68,029
Less: interest expense	(18,234)	(16,747)	(11,097)
Net interest income per consolidated statements of net income	60,356	59,842	56,932
Plus: taxable equivalent adjustment	961	974	940
Net interest income (FTE) (non-GAAP)	61,317	60,816	57,872
Net interest income (FTE) (annualized)	248,675	241,281	234,703
Average earning assets	$6,692,255	$6,622,090	$6,519,819
Net interest margin - (FTE) (non-GAAP)	3.71%	3.65%	3.59%